NEWS RELEASE

Contact:  Wendy S. Schmucker
Senior Vice President, Secretary and Treasurer
724-537-9923

For Immediate Release

COMMERCIAL NATIONAL REPORTS RECORD LOAN OUTSTANDINGS AND SOLID DEPOSIT GROWTH

LATROBE, PA, May 15, 2006 - Commercial National Financial Corporation (NASDAQ:CNAF)(Company), parent Company of Commercial Bank & Trust of PA, has reported earnings for the three-month period ended March 31, 2006. The Company earned $538,000 (or $.16 per average share outstanding) compared to $1.041 million (or $.31 per average share outstanding) earned in the same period last year. Earnings-per-share in 2006 are based on 3,381,238 average shares outstanding compared to 3,413,426 shares outstanding for the same period a year ago.

First quarter 2006 earnings reflect approximately $180,000 in non-recurring costs related to a negotiated stock repurchase. First quarter 2005 earnings benefited from a non-recurring $470,000 loan loss provision credit.

At quarter-end an all-time record period-end loan total of $213.5 million was achieved. This was the bank’s highest month-end loan outstandings total since September 2000 when total loans reached $212.1 million just prior to a multi-year franchise contraction during which time total loans fell to a $168.9 million low in December 2002. First quarter-end 2006 total loans were $6.5 million higher than at year-end 2005 and $19.2 million higher than at first quarter-end 2005. First quarter-end total deposits were $2.8 million higher than on 12-31-05 and $13.8 million higher than on 03-31-05.

In addition to Latrobe where it is headquartered, the company operates community banking facilities in Greensburg, Hempfield Township, Ligonier, North Huntingdon, Unity Township and West Newton, Pennsylvania and also maintains a commercial business development sales force throughout its entire market area. The Company operates an asset management and trust division headquartered in Greensburg, Pennsylvania. Commercial Bank also serves its customer base from an Internet banking site (www.cbthebank.com) and an automated TouchTone Teller banking system.

Safe Harbor Statement

Forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “to,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements are based on information currently available to the Company, and the Company assumes no obligation to update these statements as circumstances change. Investors are cautioned that all forward-looking statements involve risk and uncertainties, including changes in general economic and financial market conditions, unforeseen credit problems, and the Company's ability to execute its business plans. The actual results of future events could differ materially from those stated in any forward-looking statements herein.

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COMMERCIAL NATIONAL FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands)

	March	March
	2006	2005

ASSETS
Cash and due from banks on demand	$9,733	$9,765
Interest bearing deposits with banks	147	71
	9,880	9,836

Federal funds sold	11,975	-
Securities available for sale	62,879	90,791
Restricted investments in bank stock	997	1,227

Loans	213,510	194,315
Allowance for loan losses	(1,627)	(1,646)
Net loans	211,883	192,669

Premises and equipment	4,197	4,619
Other assets	16,065	16,738

Total assets	$317,876	$315,880

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest bearing	$65,964	$57,898
Interest bearing	213,881	208,174
Total deposits	279,845	266,072

Other liabilities	1,526	1,526
Short-term borrowings	-	4,425
Total liabilities	281,371	272,023

Shareholders' equity

Common stock, par value $2 per share; 10,000,000 shares authorized; 3,600,000 shares issued; 3,051,313 and 3,413,426 shares oustanding in 2006 and 2005, respectively	7,200	7,200

Retained earnings	39,277	39,134

Accumulated other comprehensive income	305	1,101

Less treasury stock, at cost, 548,687 and 186,574 shares in 2006 and 2005	(10,277)	(3,578)
Total shareholders' equity	36,505	43,857

Total liabilities and shareholders' equity	$317,876	$315,880

COMMERCIAL NATIONAL FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2006	2005

INTEREST INCOME:
Interest and fees on loans	$3,003	$2,710
Interest and dividends on securities:
Taxable	881	1,266
Exempt from federal income taxes	33	34
Other	171	4
Total Interest income	4,088	4,014

INTEREST EXPENSE:
Interest on deposits	1,199	1,016
Interest on short-term borrowings	-	16
Total Interest expense	1,199	1,032

NET INTEREST INCOME	2,889	2,982
PROVISION FOR LOAN LOSSES	30	(470)

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	2,859	3,452

OTHER OPERATING INCOME:
Asset management and trust income	209	207
Service charges on deposit accounts	164	127
Other service charges and fees	201	194
Income from investment in life insurance	129	126
Other income	43	62
Total other operating income	746	716

OTHER OPERATING EXPENSES
Salaries and employee benefits	1,311	1,384
Net occupancy expense	196	177
Furniture and equipment	166	181
Pennsylvania shares tax	140	138
Legal and professional	301	127
Other expenses	758	725
Total other operating expenses	2,872	2,732

INCOME BEFORE INCOME TAXES	733	1,436
Income tax expense	195	395

Net income	$538	$1,041

Average Shares Outstanding	3,381,238	3,413,426

Earnings Per Share	$0.16	$0.31